Exhibit (a)(5)(C)
CENTERPULSE
   IMPLANTING TRUST
                                                       Centerpulse Ltd
                                                       Andreasstrasse 15
                                                       8050 Zurich
                                                       Switzerland

                                                       Tel +41 1 306 9696
                                                       Fax +41 1 306 9697

                                                       www.centerpulse.com

Media Release
July 2, 2003
1/1


CENTERPULSE: SCHEDULE 14D-9 FILING

ZURICH, JULY 2, 2003 - TO COMPLY WITH RULE 14D-9 UNDER THE SECURITIES EXCHANGE ACT OF 1934, CENTERPULSE FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION TODAY A SCHEDULE 14D-9 THAT RELATES TO THE OFFER MADE BY ZIMMER HOLDINGS, INC. THIS FILING DOES NOT INCLUDE THE BOARD REPORT, WHICH UNDER SWISS TAKE OVER LAW IS DUE ON JULY 9, 2003. AN UPDATED SCHEDULE 14D-9 INCLUDING THE BOARD REPORT WILL BE FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION, AND WILL BE DISTRIBUTED TO CENTERPULSE SHAREHOLDERS, ON JULY 9, 2003.

The Schedule 14D-9 filing can be obtained without charge from the US Securities and Exchange Commission at: WWW.SEC.GOV.


Centerpulse's subsidiaries develop, produce, and distribute medical implants and biological materials for orthopedic, spinal and dental markets worldwide. The product array includes artificial joints, dental implants, spinal implants and instrumentation.

MEDIA RELATIONS:                                        FOR BIDDING PROCESS:

Centerpulse Corporate Communications                    Brunswick
Beatrice Tschanz                                        Steve Lipin
Mobile: +41 (0)79 407 08 78                             Office: +1 212 333 38 10
Phone:  +41 (0)1 306 96 46                              Mobile: +1 917 853 08 48
Fax:    +41 (0)1 306 96 51
E-Mail: press-relations@centerpulse.com                 Simon Holberton
                                                        Office: +44 20 7404 59 59
                                                        Mobile: +44 79 7498 23 47

INVESTOR RELATIONS:

Suha Demokan                                            Marc Ostermann
Mobile: +41 (0)79 430 81 46                             Mobile: +41 (0)79 787 92 84
Phone:  +41 (0)1 306 98 25                              Phone:  +41 (0)1 306 98 24
Fax:    +41 (0)1 306 98 31                              E-Mail: investor-relations@centerpulse.com
E-Mail: Investor-relations@centerpulse.com



(Swiss Stock Market symbol: CEPN, New York Stock Exchange symbol: CEP)

This media release can be downloaded on the Internet:
www.centerpulse.com.